Exhibit 99.01

Green Dot Reports Fourth Quarter 2018 Results

•	Fourth Quarter 2018 Total Operating Revenues, GAAP Net Income and GAAP Diluted EPS up Organically by 12%, 17%, and 13%, respectively

•	Fourth Quarter Adjusted EBITDA and non-GAAP EPS up 37% and 93%, respectively

•	Announces 2019 financial outlook with expectations for 100% organic double-digit top and bottom line growth rates at the midpoint of guidance ranges
Pasadena, CA - February 20, 2019 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended December 31, 2018.
For the fourth quarter of 2018, Green Dot reported total operating revenues of $237.8 million and GAAP net income and GAAP diluted earnings per common share of $14.3 million and $0.26, respectively. Green Dot also reported adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $43.9 million and $0.56, respectively.
Said Green Dot Founder and CEO, Steve Streit, “Green Dot’s products and platform model generated strong consolidated organic growth in Q4 which capped another truly amazing year of double-digit top and bottom line growth for our company. Both in the quarter and the full year, Green Dot succeeded in growing topline revenue, adjusted EBITDA and non-GAAP EPS, all well in excess of original guidance, and once again expanded both Q4 and full year operating and adjusted EBITDA margins, despite the continued material investments we’ve made in our operating platform and our future innovations roadmap. Green Dot’s long-term strategy is to create a unique, sustainable and highly valuable fintech ecosystem that fuels the engine of innovation for Green Dot and its many business partners, which we believe will help make Green Dot increasingly vital and growing for many years to come.”
GAAP financial results for the fourth quarter of 2018 compared to the fourth quarter of 2017:

•
Total operating revenues on a generally accepted accounting principles (GAAP) basis were $237.8 million for the fourth quarter of 2018, up from $213.0 million for the fourth quarter of 2017, representing a year-over-year increase of 12%.

•	GAAP net income was $14.3 million for the fourth quarter of 2018, up from $12.2 million for the fourth quarter of 2017, representing a year-over-year increase of 17%.

•	GAAP diluted earnings per common share was $0.26 for the fourth quarter of 2018, up from $0.23 for the fourth quarter of 2017, representing a year-over-year increase of 13%.
Non-GAAP financial results for the fourth quarter of 2018 compared to the fourth quarter of 2017:1

•
Adjusted EBITDA[1] was $43.9 million, or 18.4% of total operating revenues for the fourth quarter of 2018, up from $32.1 million, or 15.1% of total operating revenues for the fourth quarter of 2017, representing a year-over-year increase of 37%.

•	Non-GAAP net income[1] was $30.9 million for the fourth quarter of 2018, up from $15.7 million for the fourth quarter of 2017, representing a year-over-year increase of 97%.

•	Non-GAAP diluted earnings per share[1] was $0.56 for the fourth quarter of 2018, up from $0.29 for the fourth quarter of 2017, representing a year-over-year increase of 93%.

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last eight calendar quarters. Please refer to the Company’s latest Quarterly Report on Form 10-Q for a description of the key business metrics.

	2018				2017
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$9,809	$9,088	$9,413	$11,719	$8,425	$7,683	$7,511	$7,485
Number of active accounts at quarter end	5.34	5.43	5.86	6.01	5.30	5.27	5.15	5.05
Purchase volume	$6,276	$5,918	$6,325	$7,470	$5,661	$5,235	$5,233	$5,505
Number of cash transfers	10.91	10.68	10.56	10.10	9.95	9.80	9.55	9.30
Number of tax refunds processed	0.07	0.10	2.79	8.75	0.06	0.10	2.41	8.60
For comparative purposes, the following table shows the Company's quarterly key business metrics for each of the last eight calendar quarters under the prior year definitions described in the Company's 2017 Annual Report on Form 10-K.

	2018				2017
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$9,556	$8,846	$9,261	$11,654	$8,556	$7,856	$7,687	$7,707
Number of active cards at quarter end	5.29	5.37	5.80	5.96	5.26	5.23	5.15	5.05
Purchase volume	$6,198	$5,864	$6,280	$7,440	$5,645	$5,206	$5,226	$5,503
Number of cash transfers	10.91	10.68	10.56	10.10	9.95	9.80	9.55	9.30
Number of tax refunds processed	0.07	0.10	2.79	8.75	0.06	0.10	2.41	8.60

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Said Mark Shifke, Green Dot’s Chief Financial Officer, “Our strong Q4 results capped a year of tremendous performance across practically every revenue and operating division in the company. Beginning in Q1 2019, Green Dot will adjust its presentation of revenue to better reflect its successful evolution into a diverse technology-focused bank holding company that generates its revenue through a unique “Products and Platform” operating model. Under this new presentation, non-GAAP revenue will include net interest income generated at Green Dot Bank from the investment of customer deposits and will be reduced by commissions and certain processing-related costs associated with certain BaaS partner programs, where the partner and not Green Dot controls customer acquisition.”
Outlook for 2019
Green Dot has provided its outlook for 2019. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
As mentioned during Green Dot's quarterly earnings calls throughout 2018, Green Dot will adjust its presentation of revenue beginning with its report on the results of operations for the first quarter of 2019 to better reflect its successful evolution into a diverse technology-focused bank holding company that generates its revenue through a unique “Products and Platform” operating model.
Beginning with the first quarter in 2019, Green Dot will be presenting net interest income generated at Green Dot Bank from the investment of customer deposits as a component of GAAP total operating revenues, whereas today that item is reported below operating income and is consolidated along with net interest income generated outside the bank. Net interest income at Green Dot Bank is becoming an increasingly important revenue component as Green Dot Bank's ability to invest its growing customer balances and generate interest income is one of several unique advantages of Green Dot being not just a leading consumer technology company, but also a federally regulated bank. Net interest income generated outside of Green Dot Bank will continue to be reported below the line as it is currently.
Also beginning with the first quarter in 2019, Green Dot will be presenting a new non-GAAP revenue figure that reduces GAAP total operating revenue by commissions and certain processing-related costs associated with certain “Banking as a Service,” or “BaaS," partner programs, where the partner and not Green Dot controls customer acquisition. Green Dot believes that a net revenue presentation will better reflect the relevant amount of revenue Green Dot generates in respect of these types of BaaS platform programs.
Accordingly, Green Dot's outlook for non-GAAP revenues and adjusted EBITDA reflect this new presentation.
Total Non-GAAP Operating Revenues2

•
Green Dot expects its full year non-GAAP total operating revenues[2] to be between $1.114 billion and $1.134 billion, representing 10% year-over-year increase at the mid-point (The mid-point of the range under the former presentation in 2018 would have equated to $1.148 billion, representing 10% year-over-year growth).

•	For Q1, Green Dot expects non-GAAP total operating revenues[2] to be between $323 million and $327 million, representing 6% year-over-year increase at the mid-point.
Adjusted EBITDA2

•	Green Dot expects its full year adjusted EBITDA[2] to be between $315 million and $321 million, representing 16% year-over-year increase at the mid-point (The mid-point of the range under the

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

former presentation in 2018 would have equated to $288 million, representing 15% year-over-year increase).
Non-GAAP EPS2

•	Green Dot expects its full year non-GAAP EPS[2] to be between $3.59 and $3.67, representing a 10% year-over-year increase at the mid-point.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions except per share data)
Adjusted EBITDA	$315	$321
Depreciation and amortization*	(50)	(50)
Net interest expense **	(3)	(3)
Non-GAAP pre-tax income	$262	$268
Tax impact***	(63)	(64)
Non-GAAP net income	$199	$204
Diluted weighted-average shares issued and outstanding	55.5	55.5
Non-GAAP earnings per share	$3.59	$3.67

*	Excludes the impact of amortization of acquired intangible assets
**	Excludes the impact of amortization of deferred financing costs
***	Assumes a non-GAAP effective tax rate of 24.0% for full year.
Supplemental Financial Presentation Information
The following table provides supplemental financial presentation information for the fourth quarter and years ended December 31, 2018 and 2017 under the new format discussed above:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In millions)
Total operating revenues	$237.8	$213.0	$1,041.8	$890.2
Account generated interest income	7.3	3.2	23.5	11.0
Total operating revenues (inclusive of interest income)	$245.1	$216.2	$1,065.3	$901.2
Adjustments*	(8.2)	(5.1)	(41.5)	(16.0)
Non-GAAP total operating revenues	$236.9	$211.1	$1,023.8	$885.2

Adjusted EBITDA[1]	$43.9	$32.1	$250.7	$205.7
Account generated interest income	7.3	3.2	23.5	11.0
Adjusted EBITDA[1] (inclusive of interest income)	$51.2	$35.3	$274.2	$216.7
Adjusted EBITDA1/Non-GAAP revenues (adjusted EBITDA margin)	21.6%	16.7%	26.8%	24.5%

*	Represents commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition.

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss fourth quarter 2018 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 10128291. The replay of the webcast will be available until Wednesday, February 27, 2019. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Outlook for 2019" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 20, 2019, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; employee stock-based compensation and related employer payroll taxes; incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor; change in the fair value of contingent consideration; transaction costs; impairment charges; extraordinary severance expenses; legal settlement expenses; realized gains or losses on the sale of investment securities; commissions and certain processing-related costs associated with BaaS products and services where the Company does not control customer acquisition, other charges and income; and income tax effects. This earnings release includes adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per share. It also includes full-year 2019 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income and non-GAAP EPS. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, [NYSE:GDOT], is a financial technology leader and bank holding company with a mission to power the banking industry’s branchless future. Enabled by proprietary technology and Green Dot’s wholly-owned commercial bank charter, Green Dot’s “Banking as a Service” platform is used by a growing list of America’s most prominent consumer and technology companies to design and deploy their own bespoke banking solutions to their customers and partners, while Green Dot uses that same integrated technology and banking platform to design and deploy its own leading collection of banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. Green Dot products are marketed under brand names such as Green Dot, GoBank, MoneyPak, AccountNow, RushCard and RapidPay, and can be acquired through more than 100,000 retailers nationwide, thousands of corporate paycard partners, several “direct-2-consumer” branded websites, thousands of tax return preparation offices and accounting firms, thousands of neighborhood check cashing locations and both of the leading app stores. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,094,728	$919,243
Restricted cash	490	90,852
Investment securities available-for-sale, at fair value	19,960	11,889
Settlement assets	153,992	209,399
Accounts receivable, net	40,942	35,277
Prepaid expenses and other assets	57,070	47,086
Income tax receivable	8,772	7,459
Total current assets	1,375,954	1,321,205
Investment securities available-for-sale, at fair value	181,223	141,620
Loans to bank customers, net of allowance for loan losses of $1,144 and $291 as of December 31, 2018 and 2017, respectively	21,363	18,570
Prepaid expenses and other assets	8,125	8,179
Property and equipment, net	120,269	97,282
Deferred expenses	21,201	21,791
Net deferred tax assets	7,867	6,507
Goodwill and intangible assets	551,116	582,377
Total assets	$2,287,118	$2,197,531
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,631	$34,863
Deposits	1,005,485	1,022,180
Obligations to customers	58,370	95,354
Settlement obligations	5,788	6,956
Amounts due to card issuing banks for overdrawn accounts	1,681	1,371
Other accrued liabilities	134,000	123,397
Deferred revenue	34,607	30,875
Note payable	58,705	20,906
Income tax payable	67	74
Total current liabilities	1,337,334	1,335,976
Other accrued liabilities	30,927	30,520
Note payable	—	58,705
Net deferred tax liabilities	9,045	7,780
Total liabilities	1,377,306	1,432,981

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2018 and 2017; 52,917 and 51,136 shares issued and outstanding as of December 31, 2018 and 2017, respectively	53	51
Additional paid-in capital	380,753	354,789
Retained earnings	529,143	410,440
Accumulated other comprehensive loss	(137)	(730)
Total stockholders’ equity	909,812	764,550
Total liabilities and stockholders’ equity	$2,287,118	$2,197,531

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$118,564	$105,685	$482,881	$414,775
Processing and settlement service revenues	44,057	38,423	247,958	217,454
Interchange revenues	75,213	68,881	310,919	257,922
Total operating revenues	237,834	212,989	1,041,758	890,151
Operating expenses:
Sales and marketing expenses	79,142	73,146	326,333	280,561
Compensation and benefits expenses	55,572	55,299	221,627	194,654
Processing expenses	42,718	41,288	181,160	161,011
Other general and administrative expenses	52,280	39,551	206,040	155,601
Total operating expenses	229,712	209,284	935,160	791,827
Operating income	8,122	3,705	106,598	98,324
Interest income	6,159	3,431	23,701	11,243
Interest expense	(1,952)	(1,514)	(6,482)	(6,109)
Income before income taxes	12,329	5,622	123,817	103,458
Income tax (benefit) expense	(1,943)	(6,606)	5,114	17,571
Net income	$14,272	$12,228	$118,703	$85,887

Basic earnings per common share:	$0.27	$0.24	$2.27	$1.70
Diluted earnings per common share:	$0.26	$0.23	$2.18	$1.61
Basic weighted-average common shares issued and outstanding:	52,745	50,933	52,222	50,482
Diluted weighted-average common shares issued and outstanding:	54,840	54,198	54,481	53,198

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
	2018	2017
	(In thousands)
Operating activities
Net income	$118,703	$85,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	38,581	33,470
Amortization of intangible assets	32,761	31,110
Provision for uncollectible overdrawn accounts	79,790	77,145
Employee stock-based compensation	50,093	40,734
Amortization of premium on available-for-sale investment securities	1,042	1,510
Change in fair value of contingent consideration	3,298	(9,672)
Amortization of deferred financing costs	1,594	1,589
Impairment of capitalized software	922	1,326
Deferred income tax (benefit) expense	(234)	2,780
Changes in operating assets and liabilities:
Accounts receivable, net	(85,455)	(68,368)
Prepaid expenses and other assets	(9,930)	(16,841)
Deferred expenses	590	(2,098)
Accounts payable and other accrued liabilities	12,471	27,982
Deferred revenue	4,675	4,689
Income tax receivable/payable	(1,253)	5,067
Other, net	3,403	2,000
Net cash provided by operating activities	251,051	218,310

Investing activities
Purchases of available-for-sale investment securities	(186,884)	(58,665)
Proceeds from maturities of available-for-sale securities	60,449	71,338
Proceeds from sales of available-for-sale securities	78,385	40,310
Payments for acquisition of property and equipment	(61,030)	(44,142)
Net increase in loans	(5,887)	(12,511)
Acquisition, net of cash acquired	—	(141,493)
Net cash used in investing activities	(114,967)	(145,163)

Financing activities
Borrowings from notes payable	—	20,000
Repayments of borrowings from notes payable	(22,500)	(42,500)
Borrowings on revolving line of credit	—	335,000
Repayments on revolving line of credit	—	(335,000)
Proceeds from exercise of options	21,880	24,161
Taxes paid related to net share settlement of equity awards	(46,007)	(18,077)
Net (decrease) increase in deposits	(16,733)	284,766
Net increase (decrease) in obligations to customers	17,255	(20,926)
Contingent consideration payments	(4,856)	(3,104)
Repurchase of Class A common stock	—	(51,969)
Deferred financing costs	—	(164)
Net cash (used in) provided by financing activities	(50,961)	192,187

Net increase in unrestricted cash, cash equivalents and restricted cash	85,123	265,334
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,010,095	744,761
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,095,218	$1,010,095

Cash paid for interest	$4,888	$4,520
Cash paid for income taxes	$6,233	$9,603

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,094,728	$919,243
Restricted cash	490	90,852
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,095,218	$1,010,095

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended December 31, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$200,077	$44,995	$(7,238)	$237,834
Operating expenses	157,394	43,800	28,518	229,712
Operating income	$42,683	$1,195	$(35,756)	$8,122

	Three Months Ended December 31, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$180,136	$40,582	$(7,729)	$212,989
Operating expenses	145,469	43,157	20,658	209,284
Operating income (loss)	$34,667	$(2,575)	$(28,387)	$3,705

	Year Ended December 31, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$820,539	$252,909	$(31,690)	$1,041,758
Operating expenses	642,506	180,245	112,409	935,160
Operating income	$178,033	$72,664	$(144,099)	$106,598

	Year Ended December 31, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$693,103	$228,444	$(31,396)	$890,151
Operating expenses	549,375	166,444	76,008	791,827
Operating income	$143,728	$62,000	$(107,404)	$98,324

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of the Company's leading consumer brand names and under the brand names of the Company's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from the Company's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)
Net income	$14,272	$12,228	$118,703	$85,887
Employee stock-based compensation and related employer payroll taxes (3)	13,173	13,350	52,532	40,734
Amortization of acquired intangibles (4)	8,175	8,184	32,761	31,110
Change in fair value of contingent consideration (2)(4)	3,298	(2,172)	16,798	(9,672)
Transaction costs (4)	—	45	(16)	2,276
Amortization of deferred financing costs (5)	399	398	1,594	1,589
Impairment charges (5)	570	260	922	1,326
Extraordinary severance expenses (6)	116	532	1,781	2,162
Incremental processor expenses, net (8)	—	—	—	2,870
Legal settlement expenses (5)	—	—	—	3,500
Realized loss on the sale of investment securities (5)	1,537	—	1,537	—
Other expenses (income) (5)	—	—	744	(373)
Income tax effect (7)	(10,614)	(17,092)	(48,284)	(46,504)
Non-GAAP net income	$30,926	$15,733	$179,072	$114,905
Diluted earnings per common share
GAAP	$0.26	$0.23	$2.18	$1.61
Non-GAAP	$0.56	$0.29	$3.29	$2.16

Diluted weighted-average common shares issued and outstanding	54,840	54,198	54,481	53,198

Supplemental Detail on Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)
Class A common stock outstanding as of December 31:	52,917	51,136	52,917	51,136
Weighting adjustment	(172)	(203)	(695)	(654)
Dilutive potential shares:
Stock options	186	764	327	809
Service based restricted stock units	837	1,316	1,135	1,445
Performance based restricted stock units	1,070	1,183	796	462
Employee stock purchase plan	2	2	1	—
Diluted weighted-average shares issued and outstanding	54,840	54,198	54,481	53,198

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)
Net income	$14,272	$12,228	$118,703	$85,887
Net interest income (2)	(4,207)	(1,917)	(17,219)	(5,134)
Income tax (benefit) expense	(1,943)	(6,606)	5,114	17,571
Depreciation and amortization of property and equipment (2)	10,427	8,188	38,581	33,470
Employee stock-based compensation and related employer payroll taxes (2)(3)	13,173	13,350	52,532	40,734
Amortization of acquired intangibles (2)(4)	8,175	8,184	32,761	31,110
Change in fair value of contingent consideration (2)(4)	3,298	(2,172)	16,798	(9,672)
Transaction costs (2)(4)	—	45	(16)	2,276
Impairment charges (2)(5)	570	260	922	1,326
Extraordinary severance expenses (2)(6)	116	532	1,781	2,162
Incremental processor expenses, net (2)(8)	—	—	—	2,870
Legal settlement expenses (2)(5)	—	—	—	3,500
Other expenses (income) (2)(5)	—	—	744	(373)
Adjusted EBITDA	$43,881	$32,092	$250,701	$205,727

Total operating revenues	$237,834	$212,989	$1,041,758	$890,151
Adjusted EBITDA/Total operating revenues (adjusted EBITDA margin)	18.4%	15.1%	24.1%	23.1%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Q1 2019		FY 2019
	Range		Range
	Low	High	Low	High
	(In millions)
Total operating revenues	$339	$343	$1,167	$1,187
Adjustments (9)	(16)	(16)	(53)	(53)
Non-GAAP total operating revenues	$323	$327	$1,114	$1,134
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	FY 2019
	Range
	Low	High
	(In millions)
Net income	$162	$167
Adjustments (10)	154	154
Adjusted EBITDA	$315	$321

Total operating revenues	$1,187	$1,167
Adjusted EBITDA /Total operating revenues (Adjusted EBITDA margin)	26.5%	27.5%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2019
	Range
	Low	High
	(In millions, except per share data)
Net income	$162	$167
Adjustments (10)	38	37
Non-GAAP net income	$199	$204
Diluted earnings per share
GAAP	$2.91	$3.01
Non-GAAP	$3.59	$3.67

Diluted weighted-average shares issued and outstanding	55.5	55.5

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as the Company does. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses and related employer payroll taxes of approximately $13.2 million and $13.4 million for the three months ended December 31, 2018 and 2017, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation and related employer payroll taxes, incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies;

▪	to establish metrics for variable compensation; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
The Company does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)
This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. The Company also believes that it is not useful to investors to understand the impact of employee stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in the Company's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which the Company has limited to no control. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(4)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Included in the changes in the fair value of contingent consideration for the year ended December 31, 2018, is a payment of $13.5 million for the resolution of the final performance period related to the 2014 acquisition of the Company's tax refund processing business. These items are included as a component of other general and administrative expenses on the Company's consolidated statements of operations.

(5)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in its non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, realized gains or losses on the sale of investment securities, legal settlement expenses and other charges, as applicable for the periods presented. In determining whether any such adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. During the three months ended December 31, 2018 the Company incurred a significant loss from the sale of its investments as a result of a decision to rebalance its investment portfolio; the Company has not significantly rebalanced its investment portfolio in the past and does not expect to do so on a frequent basis in the future, and thus does not believe gains or losses resulting from such decisions reflect its ongoing operating results. Each of these adjustments, except for amortization of deferred financing costs and realized gains and losses on the sale of investment securities, which are included as a component of interest income/expense, are included within other general and administrative expenses on the Company's consolidated statements of operations.

(6)
During the three and twelve months ended December 31, 2018, the Company recorded charges of $0.1 million and $1.8 million, respectively, for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this ongoing reduction in workforce for redundancies is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(7)
Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the portion of the GAAP IRC §162(m) limitation related to unvested stock-based compensation as of December 31, 2018. Included in our non-GAAP effective tax rate for the year ended December 31, 2017 is also a one-time favorable adjustment to the Company’s deferred tax assets and liabilities for the remeasurement of the Company’s deferred tax assets and liabilities associated with the Tax Cuts and Jobs Act (the “Tax Act”).

(8)
Represents the net incremental expenses associated with the Company's need to continue to support customer accounts on its legacy transaction processor that it had intended to migrate to its new processing platform in 2016.

(9)	Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition.

(10)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).